Exhibit 10.5
MAGNOLIA SOLAR CORPORATION.
54 Cummings Park
Suite 316
Woburn, MA 01801

January ___, 2014

Re:           Magnolia Solar Corporation

Ladies and Gentlemen:

Reference is made to that certain letter dated December ___, 2013 from Magnolia Solar Corporation (the “Company”), a copy of which is attached hereto (the “December Letter”). This letter hereby supplements the December Letter. Any undefined capitalized terms used herein shall bear such meaning as ascribed to them in the December Letter.

1.          Effective as of the date of the December Letter, the holder of the Amended Warrant (the “Holder”) and the Company hereby agree as follows: (i) the Expiration Date of the Amended Warrant, as such term is defined therein, is extended to December 31, 2016, and (iii) except as set forth herein, all other terms and conditions of the Amended Warrant shall remain unamended and in full force and effect.

2.          The Holder hereby waives any adjustment under Section 5 of the Amended Warrant that (i) may arise under the provisions of Section 1 herein, and/or (ii) may arise as a result of the extension of the term of any Other Warrant.

Upon the mutual execution of this agreement, please affix this agreement to the Amended Warrant held by the undersigned.

Very truly yours, MAGNOLIA SOLAR CORPORATION

By: Dr. Ashok K. Sood
Title: President and Chief Executive Officer

Agreed and Accepted
as of the date hereof:

By:
Title: